Calumet Specialty Products Partners, L.P. Reports First Quarter 2013 Results

First Quarter Highlights:

•	Quarterly net income of $46.0 million.

•	Quarterly Adjusted EBITDA of $80.0 million and Distributable Cash Flow of $26.4 million.

•	Quarterly distribution increased to $0.68 per unit, a 4.6% increase over the fourth quarter 2012 and a 21.4% increase quarter over quarter.

INDIANAPOLIS—(PR NEWSWIRE) — May 8, 2013— Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” the “Company,” “Calumet,” “we,” “our” or “us”) reported net income for the quarter ended March 31, 2013 of $46.0 million compared to $51.9 million for the same quarter in 2012. First quarter 2013 results include $24.5 million of noncash unrealized derivative gains, versus $26.0 million of noncash unrealized derivative gains in the first quarter of 2012.

Adjusted EBITDA (as defined below in the section of this press release titled “Non-GAAP Financial Measures”) was $80.0 million for the quarter ended March 31, 2013, as compared to $69.7 million in the first quarter of 2012. Distributable Cash Flow (as defined below in the section of this press release titled “Non-GAAP Financial Measures”) for the quarter ended March 31, 2013 was $26.4 million, versus $39.2 million in the same quarter in 2012. The $10.3 million increase in Adjusted EBITDA quarter over quarter was largely attributed to a $50.2 million increase in gross profit that was partially offset by a $22.8 million increase in total in selling and general and administrative expenses ($6.2 million of which was noncash amortization expense) and an $18.0 million decrease in realized derivative gains.

Adjusted EBITDA resulting from acquisitions consummated subsequent to the 2012 period were $18.6 million in the first quarter of 2013, while Calumet's legacy assets generated Adjusted EBITDA of $61.4 million quarter over quarter. See the section of this press release titled “Non-GAAP Financial Measures” and the included tables for a discussion of EBITDA, Adjusted EBITDA, Distributable Cash Flow and other non-generally accepted accounting principles (“non-GAAP”) financial measures, definitions of these measures and reconciliations of such measures to the comparable U.S. generally accepted accounting principles (“GAAP”) measures.

Net income for the first quarter 2013 decreased $5.9 million quarter over quarter primarily due to an $18.0 million decrease in realized derivative gains, an $11.4 million increase in general and administrative expenses, an $11.4 million increase in selling expenses ($6.2 million of which was noncash amortization expense), a $7.9 million increase in transportation expense and a $6.2 million increase in interest expense, all partially offset by a $50.2 million increase in gross profit, as discussed below.

Management Commentary

“Although our results were adversely impacted by reliability issues at our Shreveport refinery during the first quarter, the second quarter is off to a good start, supported by strong refining economics and improved utilization at our key production facilities. Beginning in early April, both demand and pricing for products sold in our core markets improved above first quarter levels,” stated Bill Grube, Vice Chairman and Chief Executive Officer of Calumet Specialty Products Partners.

“Our previously announced 40-day plant-wide turnaround at the Superior refinery is scheduled to reach its conclusion in late May, while the remainder of our refining facilities, including the Shreveport refinery, are operating at normal rates as we prepare for what has traditionally been a seasonally strong period of the year for our business,” continued Grube.

“On April 22, we increased our quarterly cash distribution for the eleventh consecutive quarter to $0.68 per unit ($2.72 per unit on an annualized basis) for the quarter ended March 31, 2013 on all of our outstanding limited partner units. This increase reflects our continued confidence in the strength of our business, as well as the long-term opportunities for growth still ahead of us,” continued Grube.

“During the next 12-24 months, we intend to complete a series of high-return capital projects at several of our key production facilities,” continued Grube. “Some of the more impactful projects being evaluated include a crude oil loading dock on Lake Superior; capacity expansions at the Montana refinery and our synthetic esters plant in Missouri; product expansions at our San Antonio refinery; product upgrades at our Royal Purple facility, as well as the start-up of our North Dakota diesel refinery joint venture, which is slated to be completed during the fourth quarter 2014. We intend to provide additional details on each of these projects at our upcoming annual Investor and Analyst Day on June 10 at the NASDAQ Market Site in New York.”

Grube concluded: “We continue to manage our business to maximize quarterly cash distributions for our unitholders, while positioning Calumet for sustained growth across a wide range of geographies and market verticals. We continue to evaluate acquisition opportunities in both the specialty and fuels products markets that complement our existing businesses, as supported by ample availability under our revolver, cash from operations and other sources of potential financing.”

Gross Profit Comparison of Quarters Ended March 31, 2013 and March 31, 2012

Gross profit by segment for the three months ended March 31, 2013 and 2012 are as follows:

	For the Three Months Ended
	March 31,
	2013	2012
	(Dollars in millions except per barrel data)
Specialty products	$63.2	$66.5
Fuel products	71.2	17.7
Total gross profit	$134.4	$84.2

Specialty products gross profit per barrel	$18.48	$19.40
Fuel products gross profit per barrel (including hedging activities)	$10.72	$3.26
Fuel products gross profit per barrel (excluding hedging activities)	$12.51	$11.57
Specialty Products
Specialty products segment gross profit decreased 5.0%, or $3.3 million, quarter over quarter due primarily to a decrease in the average sales price per barrel (excluding the impact of our acquisitions) of lubricating oils and lower sales volumes for lubricating oils, solvents and waxes.  These reductions to gross profit were partially offset by $9.6 million of incremental gross profit generated from our Montana and Royal Purple acquisitions.
Fuel Products
Fuel products segment gross profit increased by 302.3% to $71.2 million in the first quarter 2013 when compared to the same quarter in the prior year, due primarily to incremental gross profit generated from the Montana and San Antonio acquisitions, access to cost-advantaged crude oil and regional strength in fuel products crack spreads. These increases in gross profit were partially offset by lower sales volumes in our legacy operations during the period. Legacy Calumet operations provided $51.9 million of gross profit, while newly acquired operations provided gross profit of $19.3 million in the first quarter. Total loss on settled derivative instruments reflected in gross profit was $11.9 million in the first quarter 2013.

Quarterly Distribution

On April 22, 2013, the Company declared a quarterly cash distribution of $0.68 per unit ($2.72 on an annualized basis) on all outstanding units, or $51.9 million, for the first quarter of 2013. The distribution will be paid on May 15, 2013 to unitholders of record as of the close of business on May 3, 2013. This quarterly distribution represents an increase of 4.6% over the fourth quarter of 2012 and a 21.4% increase over the first quarter of 2012.

Operations Summary

The following table sets forth unaudited information about Calumet’s operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks such as ethanol, biodiesel and the resale of crude oil in the fuel products segment. The tables include the results of operations at the Missouri facility commencing January 3, 2012, TruSouth facility commencing January 6, 2012, Royal Purple facility commencing July 3, 2012, Montana refinery commencing October 1, 2012 and San Antonio refinery commencing January 2, 2013.

	Three Months Ended March 31,
	2013	2012
Sales volume:	(bpd)
Specialty products	37,989	37,659
Fuel products	73,800	59,857
Total (1)	111,789	97,516

Total feedstock runs (2)	110,465	98,203
Facility production: (3)
Specialty products:
Lubricating oils	12,127	14,322
Solvents	8,561	9,107
Waxes	1,234	1,277
Packaged and synthetic specialty products (4)	1,950	1,140
Fuels	762	446
Asphalt and other by-products	17,956	15,223
Total	42,590	41,515

Fuel products:
Gasoline	29,881	24,902
Diesel	23,843	23,122
Jet fuel	4,794	5,456
Heavy fuel oils and other	6,877	3,419
Total	65,395	56,899
Total facility production (3)	107,985	98,414
____________

(1)
Total sales volume includes sales from the production at Calumet’s facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third party customers. Total sales volume includes the sale of purchased fuel product blendstocks such as ethanol and biodiesel as components of finished fuel products in our fuel products segment sales. The increase in total sales volume for the three months ended March 31, 2013 compared to the same quarter in 2012 is due primarily to incremental sales of fuel products, asphalt and packaged and synthetic specialty products resulting from the Royal Purple, Montana and San Antonio acquisitions, partially offset by decreased sales of lubricating oils and fuel products at the Shreveport and Superior refineries.

(2)
Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at Calumet’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The increase in total feedstock runs for the three months ended March 31, 2013 compared to the same period in 2012 is due primarily to incremental feedstock runs resulting from the Royal Purple, Montana and San Antonio Acquisitions, partially offset by reduced run rates at our Shreveport refinery during 2013 due to unscheduled downtime associated with various operational reliability issues and planned turnaround activity in 2013 and decreased run rates at the Superior refinery during 2013 in preparation for an April 2013 plantwide turnaround.

(3)
Total facility production represents the barrels per day of specialty products and fuel products yielded from processing crude oil and other feedstocks at Calumet’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss. The increase in total facility production for the three months ended March 31, 2013 compared to the same period in 2012 is due primarily to incremental production from acquisitions and lower run rates at the Shreveport and Superior refineries as discussed above in footnote 2 of this table.

(4)	Represents production of packaged and synthetic specialty products at our Royal Purple, TruSouth and Missouri facilities.

Derivatives Summary

The following table summarizes the derivative activity reflected in the unaudited condensed consolidated statements of operations and unaudited condensed consolidated statements of cash flows for the three months ended March 31, 2013 and 2012.

	Three Months Ended March 31,
	2013	2012
	(In millions)
Derivative loss reflected in sales	$(7.6)	$(66.5)
Derivative gain (loss) reflected in cost of sales	(4.0)	23.7
Derivative losses reflected in gross profit	$(11.6)	$(42.8)

Realized gain (loss) on derivative instruments	$(8.6)	$9.4
Unrealized gain on derivative instruments	24.5	26.0
Total derivative gain (loss) reflected in the unaudited condensed consolidated statements of operations	$4.3	$(7.4)
Total loss on derivative settlements	$(21.5)	$(32.0)

Revolving Credit Facility Capacity

On March 31, 2013, Calumet had availability under its revolving credit facility of $482.9 million, based on a $695.2 million borrowing base, $183.1 million in outstanding standby letters of credit and $29.2 million of outstanding borrowings. Calumet believes it will continue to have sufficient cash flow from operations and borrowing capacity to meet its financial commitments, minimum quarterly distributions to unitholders, debt service obligations, contingencies and anticipated capital expenditures.

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products throughout North America. Calumet operates in two primary business segments: Specialty Products and Fuel Products. The Specialty Products segment processes crude oil and other feedstocks into customized lubricating oils, solvents, waxes and asphalt used in consumer, industrial and automotive products; the Fuel Products segment produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana and has eleven facilities located in northwest Louisiana, northwest Wisconsin, northern Montana, western Pennsylvania, Texas and eastern Missouri. For more information, please visit www.CalumetSpecialty.com

First Quarter 2013 Results Conference Call

A conference call is scheduled for 1:00 p.m. ET (12:00 p.m. CT) on Wednesday, May 8, 2013, to discuss the financial and operational results for the first quarter of 2013. Participants may call 877-280-4954 and enter passcode 61884455. For international callers, the dial-in number is 857-244-7311 and the passcode is 61884455.

The telephonic replay of the conference call is available in the United States by calling 888-286-8010 and entering passcode 24957549. International callers can access the replay by calling 617-801-6888 and entering passcode 24957549. The replay will be available beginning Wednesday, May 8, 2013, at approximately 3:00 p.m. ET (2:00 p.m. CT) until Wednesday, May 15, 2013.

Investor/Media Contact
Noel Ryan
Director, Investor Relations
Calumet Specialty Products Partners, L.P.
Direct: 317-328-5660
noel.ryan@calumetspecialty.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended March 31, 2013 may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; our ability to produce specialty products and fuels that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of recently acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with Securities and Exchange Commission (“SEC”), including our 2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We include in this press release the non-GAAP financial measures EBITDA, Adjusted EBITDA and Distributable Cash Flow, and provide reconciliations of EBITDA, Adjusted EBITDA and Distributable Cash Flow to net income and net cash provided by (used in) operating activities, our most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA and Distributable Cash Flow are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

We believe that these non-GAAP measures are useful to analysts and investors as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions. We believe that excluding these transactions allows investors, commercial banks, research analysts and others to meaningfully trend and analyze the performance of our core cash operations.

We define EBITDA for any period as net income (loss) plus interest expense (including debt issuance and extinguishment costs), income taxes and depreciation and amortization.

We define Adjusted EBITDA for any period as: (1) net income (loss) plus; (2)(a) interest expense; (b) income taxes; (c) depreciation and amortization; (d) unrealized losses from mark to market accounting for hedging activities; (e) realized gains under derivative instruments excluded from the determination of net income (loss); (f) non-cash equity based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (g) debt refinancing fees, premiums and penalties and (h) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus (3)(a) unrealized gains from mark to market accounting for hedging activities; (b) realized losses under derivative instruments excluded from the determination of net income and (c) other non-recurring expenses and unrealized items that reduced net income (loss) for a prior period, but represent a cash item in the current period.

We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense) and income tax expense.

The definitions of Adjusted EBITDA and Distributable Cash Flow that are presented in this release reflect the calculation of “Consolidated Cash Flow” contained in the indentures governing our 9 3/8% senior notes due May 1, 2019 that were issued in April and September 2011 (the “2019 Notes”) and the indenture governing our 9 5/8% senior notes due August 1, 2020 that were issued in June 2012 (the “2020 Notes”). We are required to report Consolidated Cash Flow to our holders of the 2019 Notes and 2020 Notes and Adjusted EBITDA to the commercial banks under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Distributable Cash Flow is used by us, our investors, commercial banks, research analysts and others to analyze our ability to pay distributions. Please see our filings with the SEC, including our 2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

EBITDA, Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income, operating income, net cash provided by (used in) operating activities or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA and Distributable Cash Flow, our management recognizes and considers the limitations of these measurements. EBITDA, Adjusted EBITDA and Distributable Cash Flow do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA and Distributable Cash Flow are only three of the measurements that our management utilizes. Moreover, our EBITDA, Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA and Distributable Cash Flow in the same manner.

The tables below represent a reconciliation of both net income to EBITDA, Adjusted EBITDA and Distributable Cash Flow, and Distributable Cash Flow, Adjusted EBITDA and EBITDA to net cash provided by (used in) operating activities, our most directly comparable GAAP financial performance and liquidity measures, for each of the periods indicated.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit and unit data)

	For the Three Months Ended
	March 31,
	2013	2012
	(Unaudited)
Sales	$1,318.6	$1,169.6
Cost of sales	1,184.2	1,085.4
Gross profit	134.4	84.2
Operating costs and expenses:
Selling	15.9	4.5
General and administrative	25.1	13.7
Transportation	35.4	27.5
Taxes other than income taxes	3.0	1.7
Other	0.6	1.8
Operating income	54.4	35.0
Other income (expense):
Interest expense	(24.8)	(18.6)
Realized gain (loss) on derivative instruments	(8.6)	9.4
Unrealized gain on derivative instruments	24.5	26.0
Other	0.7	0.2
Total other income (expense)	(8.2)	17.0
Net income before income taxes	46.2	52.0
Income tax expense	0.2	0.1
Net income	$46.0	$51.9
Allocation of net income:
Net income	$46.0	$51.9
Less:
General partner’s interest in net income	0.9	1.0
General partner’s incentive distribution rights	3.2	0.5
Non-vested share based payments	0.2	0.3
Net income available to limited partners	$41.7	$50.1
Weighted average limited partner units outstanding:
Basic	62,831,155	51,684,741
Diluted	63,017,869	51,736,396
Limited partners’ interest basic income per unit	$0.67	$0.97
Limited partners’ interest diluted net income per unit	$0.66	$0.97
Cash distributions declared per limited partner unit	$0.65	$0.53

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10.5	$32.2
Accounts receivable, net	312.4	226.8
Inventories	622.0	553.6
Derivative assets	1.0	3.1
Prepaid expenses and other current assets	17.5	10.3
Deposits	2.4	7.9
Total current assets	965.8	833.9
Property, plant and equipment, net	1,084.5	986.9
Investment in unconsolidated affiliate	11.1	1.9
Goodwill	190.9	187.0
Other intangible assets, net	190.7	197.1
Other noncurrent assets, net	56.9	46.2
Total assets	$2,499.9	$2,253.0
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$415.4	$333.4
Accrued interest payable	28.8	23.5
Accrued salaries, wages and benefits	17.8	20.1
Accrued income taxes payable	—	27.6
Other taxes payable	13.0	13.7
Other current liabilities	21.0	8.3
Current portion of long-term debt	0.7	0.8
Derivative liabilities	25.8	48.0
Total current liabilities	522.5	475.4
Pension and postretirement benefit obligations	23.1	24.0
Other long-term liabilities	1.1	1.1
Long-term debt, less current portion	892.3	862.7
Total liabilities	1,439.0	1,363.2
Commitments and contingencies
Partners’ capital:
Partners’ capital	1,091.5	915.3
Accumulated other comprehensive loss	(30.6)	(25.5)
Total partners’ capital	1,060.9	889.8
Total liabilities and partners’ capital	$2,499.9	$2,253.0

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	March 31,
	2013	2012
Operating activities	(Unaudited)
Net income	$46.0	$51.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	29.3	19.6
Amortization of turnaround costs	2.6	3.5
Non-cash interest expense	1.7	1.4
Provision for doubtful accounts	0.3	0.3
Unrealized gain on derivative instruments	(24.5)	(26.0)
Non-cash equity based compensation	2.9	0.6
Other non-cash activities	0.6	0.3
Changes in assets and liabilities:
Accounts receivable	(85.9)	(75.3)
Inventories	(51.4)	1.8
Prepaid expenses and other current assets	(7.1)	2.2
Derivative activity	(1.3)	1.4
Turnaround costs	(13.9)	(7.9)
Deposits	5.4	(1.2)
Accounts payable	82.6	36.0
Accrued interest payable	5.3	13.8
Accrued salaries, wages and benefits	(3.9)	(3.9)
Accrued income taxes payable	(27.6)	—
Other taxes payable	(0.7)	(0.3)
Other liabilities	5.3	(1.0)
Pension and postretirement benefit obligations	(0.7)	(0.3)
Net cash provided by (used in) operating activities	(35.0)	16.9
Investing activities
Additions to property, plant and equipment	(21.1)	(9.7)
Cash paid for acquisitions, net of cash acquired	(117.7)	(46.4)
Investment in unconsolidated affiliate	(9.2)	—
Proceeds from sale of property, plant and equipment	—	1.9
Net cash used in investing activities	(148.0)	(54.2)
Financing activities
Proceeds from borrowings — revolving credit facility	607.8	678.6
Repayments of borrowings — revolving credit facility	(578.6)	(604.4)
Payments on capital lease obligations	(0.2)	(0.4)
Proceeds from other financing obligations	3.5	—
Proceeds from public offering of common units, net	175.5	—
Contributions from Calumet GP, LLC	3.7	—
Units repurchased for phantom unit grants	(5.9)	(2.0)
Distributions to partners	(44.5)	(28.2)
Net cash provided by financing activities	161.3	43.6
Net increase (decrease) in cash and cash equivalents	(21.7)	6.3
Cash and cash equivalents at beginning of period	32.2	0.1
Cash and cash equivalents at end of period	$10.5	$6.4

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET INCOME TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	For the Three Months Ended
	March 31,
	2013	2012
Reconciliation of Net income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net income	$46.0	$51.9
Add:
Interest expense	24.8	18.6
Depreciation and amortization	29.3	19.6
Income tax expense	0.2	0.1
EBITDA	$100.3	$90.2
Add:
Unrealized gain on derivatives	(24.5)	(26.0)
Realized gain (loss) on derivatives, not included in net income	(1.3)	1.4
Amortization of turnaround costs	2.6	3.5
Non-cash equity based compensation	2.9	0.6
Adjusted EBITDA	$80.0	$69.7
Less:
Replacement capital expenditures (1)	16.4	5.3
Cash interest expense (2)	23.1	17.2
Turnaround costs	13.9	7.9
Income tax expense	0.2	0.1
Distributable Cash Flow	$26.4	$39.2

(1)	Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs.

(2)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA AND EBITDA
TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(In millions)

	Three months ended March 31,
	2013	2012
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash provided by (used in) operating activities:	(Unaudited)
Distributable Cash Flow	$26.4	$39.2
Add:
Replacement capital expenditures (1)	16.4	5.3
Cash interest expense (2)	23.1	17.2
Turnaround costs	13.9	7.9
Income tax expense	0.2	0.1
Adjusted EBITDA	$80.0	$69.7
Less:
Unrealized gain on derivative instruments	(24.5)	(26.0)
Realized gain (loss) on derivatives, not included in net income	(1.3)	1.4
Amortization of turnaround costs	2.6	3.5
Non-cash equity based compensation	2.9	0.6
EBITDA	$100.3	$90.2
Add:
Unrealized gain on derivative instruments	(24.5)	(26.0)
Cash interest expense (2)	(23.1)	(17.2)
Non-cash equity based compensation	2.9	0.6
Amortization of turnaround costs	2.6	3.5
Income tax expense	(0.2)	(0.1)
Provision for doubtful accounts	0.3	0.3
Changes in assets and liabilities:
Accounts receivable	(85.9)	(75.3)
Inventories	(51.4)	1.8
Other current assets	(1.7)	1.0
Turnaround costs	(13.9)	(7.9)
Derivative activity	(1.3)	1.4
Accounts payable	82.6	36.0
Accrued interest payable	5.3	13.8
Accrued income taxes payable	(27.6)	—
Other current liabilities	0.7	(5.2)
Other, including changes in noncurrent liabilities	(0.1)	—
Net cash provided by (used in) operating activities	$(35.0)	$16.9

(1)	Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs.

(2) Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
COMMODITY DERIVATIVE INSTRUMENTS
As of March 31, 2013

Fuel Products Segment

The following table provides a summary of Calumet’s derivatives and implied crack spreads for its crude oil, diesel, jet and gasoline swaps, as well as Calumet's Canadian heavy crude oil versus NYMEX WTI crude oil basis swaps, as of March 31, 2013 in Calumet's fuels segment.

Swap Contracts by Expiration Dates	Barrels	BPD	Implied Crack Spread ($/Bbl)
Second Quarter 2013	2,912,000	32,000	$31.48
Third Quarter 2013	1,794,000	19,500	32.13
Fourth Quarter 2013	1,472,000	16,000	29.55
Calendar Year 2014	5,110,000	14,000	26.70
Calendar Year 2015	4,781,500	13,100	26.32
Calendar Year 2016	366,000	1,000	26.55
Totals	16,435,500
Average price			$28.28

The following table provides a summary of Calumet’s Canadian heavy crude oil versus NYMEX WTI crude oil basis swaps as of March 31, 2013.

Crude Oil Basis Swap Contracts by Expiration Dates	Barrels Purchased	BPD	Average Differential to NYMEX WTI ($/Bbl)
Second Quarter 2013	724,000	7,956	$(26.89)
Third Quarter 2013	736,000	8,000	(15.73)
Fourth Quarter 2013	184,000	2,000	(23.75)
Totals	1,644,000
Average differential			$(21.54)